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                                                                    EXHIBIT 12.2

         CELLULAR COMMUNICATIONS OF PUERTO RICO, INC. AND SUBSIDIARIES

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                             THREE MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                               MARCH 31,
                         -----------------------------------------------------------------  ----------------------
                            1996         1995         1994          1993          1992         1997        1996
                         -----------  -----------  -----------  ------------  ------------  ----------  ----------
Fixed charges:
 Interest............... $ 8,181,000  $ 8,501,000  $ 7,305,000  $  6,249,000  $  3,658,000  $3,984,000  $1,779,000
 Amortization of debt
  expense...............     610,000      619,000      280,000       279,000        99,000     151,000     152,000
 Interest portion of
  rental expense........   1,028,000      764,000      570,000       416,000       300,000     285,000     222,000
                         -----------  -----------  -----------  ------------  ------------  ----------  ----------
                         $ 9,819,000  $ 9,884,000  $ 8,155,000  $  6,944,000  $  4,057,000  $4,420,000  $2,153,000
                         ===========  ===========  ===========  ============  ============  ==========  ==========
Earnings:
 Income (loss) before
  income tax............ $10,466,000  $ 2,556,000  $(4,484,000) $(18,575,000) $(14,850,000) $1,244,000  $3,015,000
 Fixed charges per
  above.................   9,819,000    9,884,000    8,155,000     6,944,000     4,057,000   4,420,000   2,153,000
   Less: Capitalized
    interest............    (198,000)    (119,000)     (80,000)     (123,000)      (99,000)    (76,000)    (25,000)
                         -----------  -----------  -----------  ------------  ------------  ----------  ----------
                         $20,087,000  $12,321,000  $ 3,591,000  $(11,754,000) $(10,892,000) $5,588,000  $5,143,000
                         ===========  ===========  ===========  ============  ============  ==========  ==========
Ratio of Earnings to
 Fixed Charges..........         2.0          1.2          0.4           --            --          1.3         2.4
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